Exhibit 5.1

Arnold N. Bressler
abressler@milberg.com

                                                                  April 27, 2004

Laurus Master Fund, Ltd.
c/o Ironshare Corporate Services Ltd.
P.O. Box 1234G.T.
Queensgate House, South Church Street
Grand Cayman
Cayman Islands

      Re:   Laurus Master Fund, Ltd. Opinion

Ladies and Gentlemen:

      We have acted as counsel to Conolog Corporation (Conolog") in connection with the execution of the Securities Purchase Agreement by and between Conolog and Laurus Master Fund, Ltd. ("Laurus") dated the date hereof (the "Securities Purchase Agreement"); a Secured Convertible Term Note in the aggregate principal amount of One Million Two Hundred Thousand Dollars ($1,200,000), dated the date hereof, which Laurus is purchasing pursuant to the Securities Purchase Agreement (the "Note"); a Warrant, dated the date hereof, to purchase up to 270,000 shares of the common stock of Conolog which is being issued in connection with the Security Purchase Agreement (the "Warrant"); a Security Agreement between Conolog and Laurus dated the date hereof (the "Security Agreement"); a Registration Rights Agreement between Conolog and Laurus dated the date hereof and all other documents referred to in the Securities Purchase Agreement (collectively the "Related Agreements"). We have also acted as counsel to Nologoc Corporation ("Nologoc") in connection with the execution of the Subsidiary Security Agreement dated the date hereof (the "Subsidiary Agreement") and the Subsidiary Guarantee dated the date hereof (the "Subsidiary Guarantee"). All capitalized terms used herein which are not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

      This opinion is delivered to you pursuant to Section 6.14 of the Securities Purchase Agreement.

      We have examined originals or copies certified or otherwise identified to our satisfaction of all such records, agreements and other instruments of Conolog and Nologoc as well as certificates of public officials and other documents which we have deemed necessary as a basis of the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as certified, conformed or photocopies. As used herein, the expression "to the best of our knowledge" is limited to our actual knowledge based upon discussions with the Conolog and/or Nologoc's respective officers as the case may be.

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Laurus Master Fund, Ltd.
April 27, 2004
Page 2

      You have not asked us to pass upon Conolog's power and authority to enter into the Securities Purchase Agreement or to effect the transactions contemplated thereby and, for the purposes of this opinion, we are assuming, without investigation, that (i) Conolog has all of the requisite power and authority and has taken all necessary actions to enter into the Securities Purchase Agreement and to effect the transactions contemplated thereby and (ii) the Securities Purchase Agreement (and all ancillary agreements, documents and instruments relating thereto) have been duly executed and delivered by, and are valid and binding on and enforceable against, all parties thereto other than Conolog. We are also assuming, without investigation that Nologoc has all of the requisite power and authority and has taken all necessary actions to enter into the Subsidiary Agreement and the Subsidiary Guarantee.

      On the basis of the foregoing, we are of the opinion that:

      1. Conolog is a corporation validly existing and in good standing under the laws of the State of Delaware. Nologoc is an active corporation under the laws of the state of New Jersey. Conolog and Nologoc each have all requisite corporate power and authority to own, operate and lease its respective properties and to carry on its respective business as it is now being conducted.

      2. Conolog has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement and Related Agreements. All required corporate action on the part of Conolog and its officers and directors has been taken for: (i) the authorization of the Securities Purchase Agreement and Related Agreements and the performance of all obligations of Conolog thereunder at the Closing and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Securities Purchase Agreement and the Related Agreements. The Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Securities Purchase Agreement and the Related Documents and upon delivery shall be validly issued and outstanding, fully paid and nonassessable.

      3. Nologoc has the requisite corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Agreement and the Subsidiary Guarantee.

      4. The execution, delivery and performance of the Securities Purchase Agreement, the Note or the Related Agreements by Conolog and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

            (a) Violate the provisions of the Charter or bylaws of Conolog; or

            (b) To the best of our knowledge, violate any judgment, decree, order or award of any court binding upon Conolog.

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Laurus Master Fund, Ltd.
April 27, 2004
Page 3

         5. The execution, delivery and performance of the Subsidiary Agreement and the Subsidiary Guarantee and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

            (a) Violate the provisions of the Charter or bylaws of Nologoc; or

            (b) To the best of our knowledge, violate any judgment, decree, order or award of any court binding upon the Nologoc.

         6. To the best of our knowledge, the Securities Purchase Agreement and Related Agreements will constitute, valid and legally binding obligations of Conolog, and are enforceable against Conolog in accordance with their respective terms, except:

            (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

            (b) general principles of equity that restrict the availability of equitable or legal remedies.

         7. To the best of our knowledge, the Subsidiary Agreement and the Subsidiary Guarantee will constitute valid and legally binding obligations of Conolog, and are enforceable against Nologoc in accordance with their respective terms, except:

            (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

            (b) general principles of equity that restrict the availability of equitable or legal remedies.

         8. To the best of our knowledge, the sale of the Note and the subsequent conversion of the Note into Note Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To the best of our knowledge, the sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to the best of our knowledge, rights of first refusal that have not been properly waived or complied with.

         9. Assuming the accuracy of the representations and warranties of Laurus contained in the Securities Purchase Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). To the best of our knowledge, neither Conolog, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Securities Purchase Agreement to be integrated with prior offerings by Conolog for purposes of the Securities Act which would

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Laurus Master Fund, Ltd.
April 27, 2004
Page 4

prevent Conolog from selling the Securities pursuant to Rule 506 under the Securities Act or any applicable exchange-related stockholder approval provisions.

         10. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or, to our knowledge, currently threatened against Conolog that prevents the right of Conolog to enter into the Securities Purchase Agreement or any of the Related Agreements, or to consummate the transactions contemplated thereby. To the best of our knowledge, neither Conolog nor Nologoc are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by Conolog or Nologoc currently pending or which either intends to initiate.

         11. Assuming a UCC-1 Financing Statement covering the Collateral, as this term is defined in the Security Agreement, naming Conolog as debtor and Laurus as secured party is filed with the Secretary of State of Delaware, the security interest created under the Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of Laurus.

         12. Assuming a UCC-1 Financing Statement covering the Collateral, as this term is defined in the Subsidiary Agreement, naming Nologoc as debtor and Laurus as secured party is filed with the Secretary of State of New Jersey, the security interest created under the Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of Laurus.

         We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States and the laws of the State of New York.

         This letter is intended solely for your benefit and is not to be quoted or used in any way without the prior written consent of this firm.

                                                   Very truly yours,

                                                   MILBERG WEISS BERSHAD HYNES &
                                                     LERACH LLP

                                                   By: /s/ Arnold N. Bressler
                                                       -------------------------
                                                          Arnold N. Bressler
                                                        A Member of the Firm

ANB:rb
cc:      Conolog Corporation
         Nologoc Corporation